Exhibit 21.1
HANOVER COMPRESSOR COMPANY & SUBSIDIARIES (FEIN: 76-0625124)
Company Listing as of December 31, 2006

	Entity	Ownership	Place of Incorporation
1	Arabian European Mechanical Company Ltd.	49% Owned	Saudi Arabia
2	Aurora (Barbados), SRL	100% Wholly owned	Barbados
3	Belleli Energy CPE S.p.A. f/k/a HCC Mantova S.r.l.	100% Wholly owned	Italy
4	Belleli Energy Djibouti FZCO	100% Wholly Owned	Djibouti
5	Belleli Energy FZE	100% Wholly owned	United Arab Emirates
6	Belleli Energy S.p.A.	100% Wholly Owned	Italy
7	Energy Transfer-Hanover Ventures, L.P.	100% Wholly owned	Delaware
8	H.C.C. Compressor de Venezuela, C.A.	100% Wholly owned	Venezuela
9	Hanover (GB) Limited	100% Wholly owned	United Kingdom
10	Hanover (Malaysia) SDN BHD	60% Owned	Malaysia
11	Hanover Argentina S.A.	100% Wholly owned	Argentina
12	Hanover Asia, Inc.	100% Wholly owned	Delaware
13	Hanover Australia, L.L.C.	100% Wholly owned	Delaware
14	Hanover Bolivia Ltda.	100% Wholly owned	Bolivia
15	Hanover Brasil Ltda.	100% Wholly owned	Brazil
16	Hanover Canada Corporation	100% Wholly owned	Canada
17	Hanover Cayman Limited	100% Wholly owned	Cayman Islands
18	Hanover Colombia Leasing, LLC	100% Wholly owned	Delaware
19	Hanover Compressed Natural Gas Services, LLC	100% Wholly owned	Delaware
20	Hanover Compression Compania Limitada — d/b/a Hanover Chile Ltda.	100% Wholly owned	Chile
21	Hanover Compression General Holdings, LLC	100% Wholly owned	Delaware
22	Hanover Compression Limited Partnership	100% Wholly owned	Delaware
23	Hanover Compressor Capital Trust	100% Wholly owned	Delaware
24	Hanover Compressor Company	Parent	Delaware
25	Hanover Compressor de Mexico, S. de R.L. de C.V.	100% Wholly owned	Mexico
26	Hanover Compressor Holding Company NL B.V.	100% Wholly owned	Netherlands
27	Hanover Compressor Nigeria, Inc.	100% Wholly owned	Delaware
28	Hanover Compressor Peru S.A.C.	100% Wholly owned	Peru
29	Hanover Compressor Services B.V.	100% Wholly owned	Netherlands
30	Hanover de Mexico, S. de R.L. de C.V.	100% Wholly owned	Mexico
31	Hanover Eastern Hemisphere FZE	100% Wholly owned	Dubai
32	Hanover Ecuador L.L.C.	100% Wholly owned	Delaware
33	Hanover Egypt LLC	100% Wholly owned	Egypt
34	Hanover General Energy Transfer, LLC	100% Wholly owned	Delaware
35	Hanover HL Holdings, LLC	100% Wholly owned	Delaware
36	Hanover HL, LLC	100% Wholly owned	Delaware
37	Hanover IDR, Inc.	100% Wholly owned	Delaware
38	Hanover International SA	100% Wholly owned	Switzerland
39	Hanover Kazakhstan LLP	100% Wholly owned	Kazakhstan
40	Hanover Limited Energy Transfer, LLC	100% Wholly owned	Delaware
41	Hanover Malta Holding Limited	100% Wholly owned	Malta
42	Hanover Middle East LLC	70% owned	Oman
43	Hanover Nigeria Energy Services Limited	100% Wholly owned	Nigeria
44	Hanover North Africa Limited	100% Wholly owned	Malta
45	Hanover Partners Nigeria LLC	100% Wholly owned	Delaware
46	Hanover Peru Selva S.R.L.	100% Wholly owned	Peru
47	Hanover Services (GB) Ltd.	100% Wholly owned	United Kingdom
48	Hanover SPE, L.L.C.	100% Wholly owned	Delaware
49	Hanover Venezuela, C.A.	100% Wholly owned	Venezuela
50	HC Cayman LLC	100% Wholly owned	Delaware
51	HC Cayman Ltd.	100% Wholly owned	Cayman Islands
52	HC Leasing, Inc.	100% Wholly owned	Delaware
53	HCL Colombia, Inc.	100% Wholly owned	Delaware
54	HG Compression Services Nigeria Limited	51% Owned	Nigeria
55	KOG, Inc.	100% Wholly owned	Delaware
56	Nigerian Leasing, LLC	100% Wholly owned	Delaware
57	P.T. Hanover Indonesia	100% Wholly owned	Indonesia
58	Production Operators Cayman Inc	100% Wholly owned	Cayman Islands
59	Servicios Tipsa S.A.	100% Wholly owned	Argentina
60	Servicompresores, C.A.	100% Wholly owned	Venezuela